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                                                                    EXHIBIT 99.2

                                 HONEYWELL INC.
                                     PROXY
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
              SPECIAL MEETING OF SHAREOWNERS ON             , 1999

(I) (We) hereby appoint M.R. Bonsignore, E.D. Grayson and K.M. Gibson, and each of them, proxies (each with power of substitution) to attend the above special meeting of shareowners of Honeywell Inc. and any adjournment, to vote all shares of Honeywell stock that (I) (we) hold of record, including any shares held under the Dividend Reinvestment Plan administered by ChaseMellon Shareholder Services, L.L.C., for all matters described on the reverse side of this card, and on any other matter that may properly come before the meeting.

The Honeywell Savings and Stock Ownership Plan requires that the Trustee receive
voting instructions for shares held under the plan by            , 1999. To meet
this requirement, either complete, sign and date this card and mail it to be
received no later than            , or vote by telephone by            .
After            , your voting instructions for Plan shares cannot be revoked.
Also, you may not vote Plan shares in person at the meeting. The Trustee is authorized to vote the Plan shares for which instructions have been given on any other business that may come before the meeting. ChaseMellon Shareholder Services, L.L.C. will tally the vote on behalf of the Trustee.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
       PLEASE VOTE VIA TELEPHONE OR SIGN AND DATE ON THE REVERSE SIDE
                              AND MAIL PROMPTLY.

Comments:

                                SEE REVERSE SIDE
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                               FOLD AND DETACH HERE

IF VOTING BY MAIL, RETURN PROXY CARD IN THE ENCLOSED ENVELOPE. PLEASE BE SURE TO SIGN AND DATE THE CARD.

ADMISSION TICKET
HONEYWELL INC.                                                [MAP]
Special Meeting of Shareowners
           , 1999

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




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                    BOARD OF DIRECTORS RECOMMENDS A VOTE FOR


FOR         AGAINST         ABSTAIN
[ ]           [ ]             [ ]

Approval of the Agreement and Plan of Merger, dated as of June 4, 1999, among AlliedSignal, Inc., Honeywell Inc. and a subsidiary of AlliedSignal, and the merger pursuant thereto.

   THIS PROXY WILL BE VOTED FOR THE PROPOSAL IF NO CHOICE IS SPECIFIED.

   Will attend meeting     [ ]

   Discontinue Duplicate   [ ]
   Annual Report

   Change of Address       [ ]

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   IF VOTING BY TELEPHONE, PLEASE FOLLOW INSTRUCTIONS BELOW

Signature(s) _____________________________________ Date ________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give the title as such.


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                               FOLD AND DETACH HERE

                   YOU CAN NOW VOTE YOUR SHARES BY TELEPHONE

Your electronic vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card.

TO VOTE BY TELEPHONE:

1. If you have a touch-tone telephone, call 1-800-840-1208. This is a TOLL-FREE number. You may call 24 hours a day through 4:00 p.m. Eastern Standard Time
   on            , 1999.

2. Enter your Control Number, which is located in the box at the lower right hand corner of this instruction form.

   To vote as the Board of Directors recommends on the proposal, press 1. If you wish to vote no on the proposal, press 0. (When you press 1 or 0 here, your vote will be confirmed and cast as you directed, or follow the recorded instructions.)

3. Following voting, also confirm if you plan to attend the meeting in Minneapolis.

Your vote on the proposal will be repeated and you will have an opportunity to confirm it.

IF YOU VOTE BY TELEPHONE, DO NOT RETURN YOUR
PROXY CARD BY MAIL. THANK YOU FOR VOTING.